Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266136 on Form F-1 of our report dated March 1, 2023, relating to the financial statements of Alvotech. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte ehf.

Kópavogur, Iceland

March 10, 2023